As filed with the Securities and Exchange Commission on May 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CONCERTO SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0364368
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 Technology Park Drive

Westford, Massachusetts 01886

(Address of Principal Executive Offices) (Zip Code)

Concerto Software, Inc. 2000 Stock Option Plan, as amended

(Full Title of the Plan)

James D. Foy

Chief Executive Officer and President

Concerto Software, Inc.

6 Technology Park Drive

Westford, Massachusetts 01886

(Name and Address of Agent For Service)

(978) 952-0200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John M. Mutkoski, Esq.

Testa, Hurwitz & Thibeault, LLP

High Street Tower

125 High Street

Boston, Massachusetts 02110

(617) 248-7000

Calculation Of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.10 par value	120,816	$5.57(1)	$ 672,945.12(1)	$54.44(3)
Common Stock, $.10 par value	21,600	$4.70(1)	$ 101,520.00(1)	$ 8.21(3)
Common Stock, $.10 par value	188,975	$5.63(2)	$1,063,929.20(2)	$86.07(3)

(1)    Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been calculated upon the basis of the price at which such options may be exercised. The offering price per share set forth for such shares is the exercise price at which such options are exercisable.

(2)    Such shares are not subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, the price of $5.63 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on May 21, 2003, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

(3)    Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-42492 on Form S-8 as filed with the Securities and Exchange Commission on July 28, 2000 relating to the Concerto Software, Inc. 2000 Stock Option Plan, as amended, is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit

4.1	2000 Stock Option Plan, as amended, of the Registrant

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP

23.1	Consent of Independent Auditors

23.2	Consent of Arthur Andersen LLP

23.3	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (found on Page 3 of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, State of Massachusetts, on the 22nd day of May, 2003.

CONCERTO SOFTWARE, INC.

By: /s/ James D. Foy

      James D. Foy

      Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

EACH PERSON WHOSE SIGNATURE appears below this Registration Statement on Form S-8 hereby constitutes and appoints James D. Foy and Michael J. Provenzano III and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Concerto Software, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ JAMES D. FOY James D. Foy	Chief Executive Officer and President	May 22, 2003

/s/ MICHAEL J. PROVENZANO III Michael J. Provenzano III	Vice President Finance and Chief Financial Officer	May 22, 2003

/s/ ALPHONSE M. LUCCHESE Alphonse M. Lucchese	Director	May 22, 2003

/s/ MICHAEL D. KAUFMAN Michael D. Kaufman	Director	May 22, 2003

/s/ R. SCOTT ASEN R. Scott Asen	Director	May 22, 2003

/s/ PETER GYENES Peter Gyenes	Director	May 22, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Concerto Software, Inc. 2000 Stock Option Plan, as amended

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP

23.1	Consent of Independent Auditors

23.2	Consent of Arthur Andersen LLP

23.3	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (found on Page 3 of this Registration Statement)